                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant   [X]

Filed by a party other than the registrant    [  ]

Check the appropriate box:

       [ ]  Preliminary Proxy Statement
       [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
       [X]  Definitive Proxy Statement
       [ ]  Definitive Additional Materials
       [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             BIORELIANCE CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)       Title of each class of securities to which transaction applies:

       (2)       Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)       Proposed maximum aggregate value of transaction:

       (5)       Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)       Amount Previously Paid:

       (2)       Form, Schedule or Registration Statement No.:

       (3)       Filing Party:

       (4)       Date Filed:

                             BIORELIANCE CORPORATION
                              14920 BROSCHART ROAD
                               ROCKVILLE, MD 20850

                                 APRIL 11, 2000

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   -----------

To the Stockholders of BIORELIANCE CORPORATION:

       The 2000 Annual Meeting of Stockholders of BioReliance Corporation (the "Corporation") will be held at 14920 Broschart Road, Rockville, Maryland 20850 on Wednesday, May 17, 2000 at 10:00 a.m. local time for the following purposes:

           1. To elect two Class III directors to serve three-year terms, expiring in 2003.

           2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Corporation for the fiscal year ending December 31, 2000.

           3. To transact such other business as may properly come before the meeting or any adjournment thereof.

       Holders of common stock of the Corporation whose names appear of record on the books of the Corporation at the close of business on March 31, 2000 are entitled to notice of and to vote at the meeting or at any adjournment thereof. A list of such stockholders will be available for inspection by stockholders at the Corporation's principal office for a period of ten days prior to the meeting date.

                                         By Order of the Board of Directors

                                         /s/ CAPERS W. MCDONALD
                                         Capers W. McDonald
                                         President and Chief Executive Officer



--------------------------------------------------------------------------------
    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND
        SIGN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. A POSTAGE-PAID-
           RETURN-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
--------------------------------------------------------------------------------

                             BIORELIANCE CORPORATION
                              14920 BROSCHART ROAD
                               ROCKVILLE, MD 20850

                                  ------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2000

                                  ------------

                               GENERAL INFORMATION

       The Board of Directors of BioReliance Corporation ("BioReliance" or the "Corporation") is sending you this Proxy Statement in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 17, 2000 at 14920 Broschart Road, Rockville, Maryland 20850 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at all adjournments thereof (the "Annual Meeting"). This Proxy Statement is first being mailed to the Corporation's stockholders on or about April 11, 2000.

PURPOSES OF THE ANNUAL MEETING

       At the Annual Meeting, holders of record of the Corporation's outstanding shares of common stock, par value $0.01 per share, will be asked to consider and vote upon the following matters:

           (i) To elect two Class III directors to serve three-year terms, expiring in 2003 ("Proposal I").

           (ii) To ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the independent auditors for the fiscal year ending December 31, 2000 ("Proposal II").

           (iii) To transact such other business as may properly come before the Annual Meeting.

       The Board unanimously recommends that stockholders vote FOR each of the proposals described in this Proxy Statement. As of the date of this Proxy Statement, the Board knows of no other business to come before the Annual Meeting.

RECORD DATE; QUORUM; VOTE REQUIRED

       The Board has fixed the close of business on March 31, 2000 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). As of the Record Date, there were 7,969,631 shares of common stock outstanding. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Each share of common stock outstanding on the Record Date entitles the record holder thereof to one vote on each matter that may properly come before the Annual Meeting. The two nominees for election as directors receiving the vote of the greatest number of shares of common stock represented in person or by properly executed proxy shall be elected to the Board of Directors as set forth in Proposal I. The affirmative vote of a majority of the shares of common stock represented in person or by properly executed proxy is required to ratify the appointment of PricewaterhouseCoopers as set forth in Proposal II.

       Abstentions will be counted for purposes of determining the presence or absence of a quorum and the total number of votes cast with respect to a proposal. Shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the absence or presence of a quorum. Broker shares that are not voted with respect to any matter will not be included in determining the total number of votes cast with respect to such matter. Accordingly, with respect to any matter other than the election of directors (which is determined by a plurality), abstentions will have the effect of a vote "against" the matter and non-votes of Broker Shares will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

PROXIES

       All shares of common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR approval of the election of the Board's two nominees as directors of the Corporation, FOR the approval of the appointment of the independent auditors, and in the discretion of the proxy holder as to any other matter which may properly come before the Annual Meeting. Although the Corporation has no reason to believe that any of the nominees will be unwilling or unable to serve as directors, if any of the nominees is not available for election, properly executed proxies will be voted for the election of such substitute nominees as may be designated by the Board of Directors.

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Corporation, at or before the Annual Meeting, a written notice of revocation bearing a date later than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Corporation at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

       The Corporation will bear the cost of the solicitation. In addition to solicitation by mail, the Corporation will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of common stock and will reimburse them for their reasonable expenses in so doing. Certain directors, officers and other employees of the Corporation, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

       The Corporation's Annual Report to Stockholders containing the Corporation's financial statements for the fiscal year ended December 31, 1999 is being mailed with this Proxy Statement. The Annual Report does not constitute a part of the proxy soliciting material.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information, as of March 1, 2000 with respect to the beneficial ownership of common stock by (i) each person known to the Corporation to be the beneficial owner of more than 5% of its outstanding shares of common stock, (ii) each director of the Corporation, (iii) each executive officer named in the Summary Compensation Table included in this Proxy Statement, and (iv) all directors and executive officers of the Corporation as a group.

                                                                                                Common Stock
                                                                     ---------------------------------------------------------------
 Name and Address                                                    Amount and Nature of Beneficial                 Percent of
 ----------------                                                    -------------------------------                 ----------
 of Beneficial Owner(1)                                                        Ownership(2)                             Class
 ----------------------                                                        ------------                             -----

Sidney R. Knafel(3)
   126 East 56th St.
   New York, NY 10022..........................................                 2,928,132                               36.7%
Brown Capital Management, Inc.
   809 Cathedral St.
   Baltimore, MD 21201 (4).....................................                 1,208,200                               15.2%
State of Wisconsin Investment Board
   P.O. Box 7842
   Madison, WI  53707(5).......................................                  470,700                                5.9%
The Douglas R. Knafel 1978 Trust
   126 East 56th St.
   New York, NY 10022..........................................                  459,974                                5.8%
The Andrew G. Knafel 1978 Trust
   126 East 56th St.
   New York, NY 10022..........................................                  459,974                                5.8%
Royce & Associates, Inc.
   1414 Avenue of the Americas
   New York, NY  10019 (6).....................................                  411,500                                5.2%
Capers W. McDonald.............................................                  298,797                                3.7%
Sherry L. Rhodes...............................................                   12,200                                  *
William J. Gedale..............................................                   13,000                                  *
Victoria Hamilton..............................................                   94,111                                1.2%
Gordon J. Louttit..............................................                   16,000                                  *
Leonard Scherlis, M.D.(7)......................................                   64,111                                  *
Michael E. Wiebe, Ph.D.........................................                   7,700                                   *
James N. Harris................................................                    ---                                    *
All directors and executive officers as a group
(10 persons)(3)(7).............................................                 3,454,427                               43.4%

----------

 *  Less than 1%.

   (1) Unless otherwise set forth in the table, the address for the listed beneficial owners and directors and executive officers is 14920 Broschart Road, Rockville, MD 20850.

   (2) Pursuant to the rules of the Securities and Exchange Commission, shares of the Corporation's common stock that a person has the right to acquire within 60 days of March 1, 2000 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, the totals for the following persons include the following shares represented by options exercisable within 60 days of March 1, 2000: Mr. Knafel, 14,666 shares; Mr. McDonald, 214,578 shares; Ms. Rhodes, 12,200 shares; Mr. Gedale 13,000 shares; Ms. Hamilton, 14,666 shares; Mr. Louttit, 15,000 shares; Dr. Scherlis, 14,666 shares; Dr. Wiebe 7,700; and all directors and executive officers as a group, 311,864 shares.

   (3) Includes 59,010 shares owned by Mr. Knafel's wife's estate, 70,000 shares owned by a corporation of which Mr. Knafel is a director and officer, and 1,482,047 shares owned by trusts for the benefit of Mr. Knafel's children, as to all of which shares Mr. Knafel disclaims beneficial ownership. Excludes 280,810 shares owned by an adult child of Sidney R. Knafel, as to which shares Mr. Knafel also disclaims beneficial ownership.

   (4)     As reported on Schedule 13G Amendment 1, dated February 10, 2000.

   (5)     As reported on Schedule 13G Amendment 1, dated January 26, 2000.

   (6) As reported on Schedule 13G Amendment 1, dated February 9, 2000. Includes 7,200 shares owned by Royce Management Company.

   (7) Excludes 13,050 shares owned by Dr. Scherlis' children and 1,482,047 shares held by trusts of which a son of Dr. Scherlis is trustee, as to which shares Dr. Scherlis disclaims beneficial ownership.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

       The Board of Directors consists of three classes of directors, with two directors in each of Class I, Class II and Class III. Directors hold office for staggered terms of three years or until their successors have been duly elected and qualified. Directors in one of the three classes will be elected each year at the Annual Meeting of Stockholders to succeed the directors whose terms are ending. The Class III directors, Sidney R. Knafel and Capers W. McDonald, whose terms expire at the Annual Meeting, have been nominated to stand for re-election to the board for terms expiring at the Annual Meeting of Stockholders in 2003 or until their successors have been duly elected and qualified. The directors in Class I and Class II are serving terms ending at the Annual Meeting of Stockholders in 2001 and 2002, respectively.

       You may not vote for more than two nominees. The Board knows of no reason why any nominee will be unavailable or unable to serve. If any nominee should for any reason become unavailable for election, the proxy holders will vote for such other nominee as may be proposed by the Board.

       Certain information about the two nominees and other directors continuing in office is set forth below, including any position(s) they hold with the Corporation.

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

                                                  POSITIONS OR OFFICES            SERVED AS DIRECTOR
                 NAME                             WITH THE CORPORATION            CONTINUOUSLY SINCE                         AGE
                 ----                             --------------------            ------------------                         ---

Sidney R. Knafel..................       Chairman of the Board                                  1982                          69

Capers W. McDonald................       President and Chief Executive Officer                  1992                          48

       Sidney R. Knafel has served as Chairman of the Board of the Corporation since 1982 and is the Corporation's principal stockholder. Since 1982, he has also been the managing partner of SRK Management Corporation, an investment and venture capital concern. Mr. Knafel is Chairman of Insight Communications Company, Inc., and also serves as a director of CoreComm Incorporated, General American Investors Corporation, Inc., IGENE Biotechnology, Inc., NTL Incorporated, Source Media, Inc., and other private companies. Mr. Knafel holds an A.B. and M.B.A. from Harvard University and is a Certified Financial Analyst. Mr. Knafel is the brother-in-law of Dr. Scherlis, a Director of the Corporation.

       Capers W. McDonald joined the Corporation as President and Chief Executive Officer in June 1992 and has been a Director of the Corporation since August 1992. From 1989 to 1992, Mr. McDonald served as President of Spectroscopy Imaging Systems Corporation, a joint-venture of Siemens Medical Systems, Inc. and Varian Associates, Inc. in California. Before 1989, he held senior management positions with Hewlett-Packard Corporation in the Analytical Products Group and with HP Genenchem. Mr. McDonald is Vice Chair for Biotechnology of the High Technology Council of Maryland and is Chair of the Bioscience Cluster of the Potomac Conference, a regional development group. He is a co-founder and immediate past Chair of the Maryland Bioscience Alliance, a cooperative business association of approximately 100 bioscience companies from throughout the state, and is a member of the Board of Visitors to the University of Maryland Biotechnology Institute. He received a S.M. in Mechanical Engineering from Massachusetts Institute of Technology and a M.B.A. from Harvard Business School.

CLASS I DIRECTORS

                                                  POSITIONS OR OFFICES            SERVED AS DIRECTOR
                 NAME                             WITH THE CORPORATION            CONTINUOUSLY SINCE                         AGE
                 ----                             --------------------            ------------------                         ---

William J. Gedale................        None                                                   1991                          57

Gordon J. Louttit.................       None                                                   1980                          52

       William J. Gedale has been a Director of the Corporation since 1991. He is also the President and Chief Executive Officer of Mount Everest Advisors LLC, an investment counseling firm, where he has served since 1996. From April 1998 to October 1998, Mr. Gedale also served as the President of Sheer Asset Management Inc., an investment advisory company. From 1995 to 1996, he was a Managing Director of John W. Bristol and Co., an investment counseling firm. From 1989 to 1995, Mr. Gedale served as President and Chief Executive Officer of General American Investors Corporation, Inc., a closed-end investment fund. Mr. Gedale is a trustee of Neurosciences Research Foundation, a director of the New York Hospital Departmental Associates, and a member of the New York Society of Security Analysts. He holds a M.B.A. from New York University and a J.D. from Fordham University.

       Gordon J. Louttit has been a Director of the Corporation since 1980. Since 1995, he has also served as Senior Vice President, General Counsel and Secretary of The Aerospace Corporation, a non-profit organization that provides technical support to government aerospace programs. From 1985 to 1995, he served as Vice President, Assistant General Counsel and Secretary of Whittaker Corporation, an electronics and aerospace manufacturer that is the former parent company and a stockholder of the Corporation. As part of his duties, Mr. Louttit was also responsible for budgeting of his direct department. Mr. Louttit holds a J.D. from UCLA Law School and has attended courses in finance and accounting for management professionals and attorneys.

CLASS II DIRECTORS

                                                   POSITIONS OR OFFICES            SERVED AS DIRECTOR
                  NAME                             WITH THE CORPORATION            CONTINUOUSLY SINCE                         AGE
                  ----                             --------------------            ------------------                         ---

Victoria Hamilton..................                        None                                  1982                         46
Leonard Scherlis, M.D..............                        None                                  1982                         79

       Victoria Hamilton has been a Director of the Corporation since 1982. Since January 1999, she has been an independent advisor to a number of public and private companies and a principal of The Washington Advisory Group and is currently acting Chief Operating Officer of Source Media, Inc. Ms. Hamilton served as Executive Vice President and Chief Operating Officer ("COO") of General American Investors Corporation, Inc. from August 1995 through December 1998, and as Vice President of General American Investors Corporation, Inc. from February 1992 through August 1995. In her duties as COO of General American Investors Corporation, Inc., Ms. Hamilton participated in financial oversight of the organization. Ms. Hamilton also served as a director of General American Investors Corporation, Inc. from March 1996 through December 1998 and is currently a director of Caswell Massey Ltd., a private company, headquartered in Edison, New Jersey. From 1982 to 1992, Ms. Hamilton was an Associate of SRK Management Corporation, an investment and venture capital firm. She holds an A.B. and M.B.A. from Harvard University.

Leonard Scherlis, M.D. has been a Director of the Corporation since 1982. Dr. Scherlis, Professor Emeritus of Medicine at the University of Maryland Medical School, has served as a research professor in the School's Department of Epidemiology and Preventive Medicine since 1987. He also is a member of the boards of the Maryland Medical Research Institute and the Clinical Trials and Surveys Corporation. He received a B.A. and M.D. from The Johns Hopkins University. Dr. Scherlis is the brother-in-law of Mr. Knafel, who serves as Chairman of the Board of the Corporation and is the Corporation's principal stockholder.

VOTE REQUIRED

       The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for the election of directors at that meeting shall be elected directors, assuming there is a quorum present. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote "for," "against," or abstain from voting, will be counted for purposes of determining the number of shares present for purposes of establishing a quorum.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

EXECUTIVE OFFICERS OF THE REGISTRANT

           Set forth below are the names and ages of the Corporation's executive officers (as defined by regulations of the Securities and Exchange Commission), the positions and offices they hold with the Corporation, their terms as officers and their business experience. Executive officers are elected by the Board of Directors and serve at the discretion of the Board.

NAME                                               AGE                                           POSITION
----                                               ---                                           --------

Capers W. McDonald...........................      48          President, Chief Executive Officer, Director and Acting Chief
                                                               Financial Officer and Treasurer

Raymond F. Cosgrove, Ph.D....................      52          Vice President, European Testing and Development

Michael E. Wiebe, Ph.D.......................      57          Vice President, Regulatory Affairs and Quality Assurance; Vice
                                                               President, Research and Development; and Chief Scientific Officer

James N. Harris..............................      38          Vice President, Marketing and Client Services


Capers W. McDonald - refer to "Nominees for Election as Class III Directors" on page 5 of this proxy.

Raymond F. Cosgrove, Ph.D. joined the Corporation in February 1993 as Managing Director of BioReliance Ltd. He has served as Vice President, European Testing and Development since 1994 and as Director, BioReliance Holding GmbH since 1996. From 1989 to 1993, he was Director of Business Development of Shandon Scientific, Ltd., a manufacturer and distributor of clinical laboratory equipment and diagnostic reagents. Dr. Cosgrove holds a Ph.D. in Microbiology from London University.

Michael E. Wiebe, Ph.D. joined the Corporation in August 1998 as Vice President, Research and Development and Chief Scientific Officer. In June 1999, Dr. Wiebe additionally assumed the responsibility of Vice President, Regulatory Affairs and Qualify Assurance. From 1984 to 1998, Dr. Wiebe held senior management positions at Genentech, Inc., including Senior Director, Quality Control from 1996 to 1998, Director, Quality Control from 1990 to 1996 and Associate Director, Medicinal and Analytical Chemistry and Senior Scientist prior to 1990. From 1973 until 1985, he was an Assistant Professor of Microbiology and then an Associate Professor of Microbiology at Cornell University Medical College. Dr. Wiebe was associated with the New York Blood Center from 1980 to 1984 and became Director, Leukocyte Products R&D in 1983. Dr. Wiebe earned a Ph.D. in Microbiology from the University of Kansas and served as a NIH post-doctoral research fellow in molecular virology at Duke University Medical School.

James N. Harris joined the Corporation in May 1999 as Vice President, Sales and Marketing. In December 1999, Mr. Harris additionally assumed the responsibility for Client Services. From 1996 to 1999, he held positions as Vice President of Sales, and Vice President of Marketing for the Laboratory Systems Division of Roche Diagnostics Corporation ("RDC"). From 1993 to 1996, he was Director of Marketing and Technical Service at Instrumentation Laboratory, Inc. ("IL"). Before 1993, Mr. Harris held senior sales and marketing positions with the Dade Division of Baxter Healthcare, Inc. and with Becton Dickinson Company.

BOARD OF DIRECTORS AND COMMITTEES

       The Board held seven meetings during the year ended December 31, 1999. Each director attended at least 75% of the meetings of the Board and at least 75% of the meetings of committees on which he or she serves.

       The standing committees of the Board include the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committees each consist entirely of non-employee directors. The Board has not appointed a nominating committee.

       The Audit Committee reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee also reviews and approves the scope and performance of the independent auditors' work. Mr. Knafel, Mr. Louttit and Ms. Hamilton serve as members of the Audit Committee, and Mr. Louttit serves as Chairman of the Audit Committee. The Audit Committee met four times during the fiscal year ended December 31, 1999.

       The Compensation Committee administers the Amended and Restated BioReliance 1997 Incentive Plan and reviews and sets compensation of the executive officers of the Corporation. Mr. Gedale, Mr. Knafel and Dr. Scherlis serve as members of the Compensation Committee, and Mr. Gedale serves as Chairman of the Compensation Committee. The Compensation Committee met five times during the fiscal year ended December 31, 1999.

COMPENSATION OF DIRECTORS

       Automatic Option Grants. During 1999, each non-employee director received an annual automatic grant to purchase 1,000 shares of common stock at an exercise price of $8.00 per share, the fair market value of the common stock on the date of grant. The chairperson of each board committee received an additional annual automatic grant to purchase 500 shares of common stock at the same exercise price. On May 13, 1999, the Corporation's stockholders approved an amended incentive plan that increases the automatic annual option grants to non-employee directors from 1,000 to 5,000.

        Discretionary Option Grants. In addition to these automatic option grants, non-employee directors are eligible to receive discretionary grants of stock options as compensation for their services. On March 1, 1999, each of Messrs. Knafel, Gedale and Louttit, Dr. Scherlis and Ms. Hamilton received additional discretionary options to purchase 5,000 shares of common stock at an exercise price of $6.38, the fair market value of the common stock on the date of grant.

       Expenses. Directors are reimbursed for travel costs and other out-of-pocket expenses incurred in attending each directors' meeting and committee meeting.

COMPENSATION OF MEMBERS OF SCIENTIFIC ADVISORY BOARD

        In addition to its Board of Directors, the Corporation has a Scientific Advisory Board that provides guidance to management on research and development activities. The Board of Directors appoints the members of the Scientific Advisory Board. The members of the Scientific Advisory Board are:

             Dr. Richard J. Albertini;
             Dr. Bernard Francis Xavier Gannon;
             Dr. Gerard J. McGarrity;
             Dr. Jeffrey M. Ostrove;
             Dr. John E. Shively; and
             Dr. Michael E. Wiebe.

       Dr. Wiebe also serves as the Chief Scientific Officer of the Corporation. Each non-employee member of the Scientific Advisory Board receives:

             -      An annual fee of $2,000;

             -      A stipend and expenses for each meeting attended;

             - An automatic grant of 1,000 non-qualified stock options upon appointment to the Scientific Advisory Board; and

             - An annual automatic option grant of 500 non-qualified stock options on the first business day on or after January 1st of each year.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

       The following table presents certain information concerning compensation paid or accrued for services rendered to the Corporation in all capacities during the years ended December 31, 1997, December 31, 1998 and December 31, 1999 for the Chief Executive Officer and the other most highly compensated executive officers of the Corporation (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                         ANNUAL COMPENSATION
                                                                  ----------------------------------
                                                                                              OTHER
                                                                                              ANNUAL
NAME AND PRINCIPAL POSITION                        YEAR   SALARY($)(1)    BONUS($)(2)   COMPENSATION($)(3)
---------------------------                        ----   ------------    -----------   ------------------

Capers W. McDonald..............................   1999     303,944          20,000           4,800
  President, Chief Executive Officer and Director  1998     290,700           ---             4,800
                                                   1997     269,077         100,000           4,750

James N. Harris.................................   1999     125,783      30,000(2)(5)          ---
  Vice President, Marketing and Client Services    1998       ---             ---              ---
                                                   1997       ---             ---              ---

Michael E. Wiebe, Ph.D..........................   1999     184,614      28,000(2)(6)         4,800
  Vice President, Regulatory Affairs and Quality   1998      70,581           ---              ---
  Assurance; Vice President, Research and          1997       ---             ---              ---
  Development; and Chief Scientific Officer

Patrick J. Spratt (7)...........................   1999     183,306         15,000            4,800
  Vice President, Finance and Chief Financial      1998      10,673           ---              ---
  Officer                                          1997       ---             ---              ---

Sherry L. Rhodes (8)............................   1999     182,318         15,000            3,752
  Vice President, Administration and               1998     175,032           ---             4,800
   General Counsel                                 1997       ---             ---              ---


                                                                    LONG TERM
                                                                   COMPENSATION
                                                                 ----------------
                                                              SHARES       ALL OTHER
                                                            UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                                OPTIONS (#)      ($)(4)
---------------------------                                -----------      ------

Capers W. McDonald..............................              18,300         ---
  President, Chief Executive Officer and Director             20,000         ---
                                                                ---          ---

James N. Harris.................................              30,000       72,979
  Vice President, Marketing and Client Services                 ---          ---
                                                                ---          ---

Michael E. Wiebe, Ph.D..........................              26,700       14,133
  Vice President, Regulatory Affairs and Quality              30,000         ---
  Assurance; Vice President, Research and                       ---          ---
  Development; and Chief Scientific Officer

Patrick J. Spratt (7)...........................              25,000         ---
  Vice President, Finance and Chief Financial                 30,000         ---
  Officer                                                       ---          ---

Sherry L. Rhodes (8)............................              19,400         ---
  Vice President, Administration and                          40,000         ---
   General Counsel                                              ---          ---

----------

   (1)     Includes amounts deferred pursuant to the Corporation's 401(k) Plan.

   (2) 1999 bonuses were paid pursuant to Incentive Compensation - Cash Bonuses described on page 14.

   (3)     Consists of the Corporation's contributions under its 401(k) Plan.

   (4)     Consists of the Corporation's payment of relocation costs.

   (5) Includes a $10,000 hiring bonus paid to Mr. Harris when he joined the Corporation in May, 1999.

   (6) Includes an $8,000 hiring bonus paid to Dr. Wiebe when he joined the Corporation.

   (7)     Mr. Spratt resigned effective January 5, 2000.

   (8)     Ms. Rhodes resigned effective March 3, 2000.

OPTION GRANTS

      The following table sets forth certain information regarding options granted by the Corporation to the Named Executive Officers during 1999.

                                              OPTION GRANTS IN LAST FISCAL YEAR
                                                     INDIVIDUAL GRANTS
                            ---------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF                                                             ASSUMED ANNUAL RATES OF STOCK
                                 SHARES       PERCENT OF TOTAL                                           PRICE APPRECIATION FOR
                               UNDERLYING    OPTIONS GRANTED TO    EXERCISE                                   OPTION TERM
                                 OPTIONS        EMPLOYEES IN        PRICE                               ------------------------
                               GRANTED(#)        FISCAL YEAR      ($/SHARE)     EXPIRATION DATE         5% ($)           10% ($)
                               ----------        -----------      ---------     ---------------         ------           -------
NAME
----
Capers W. McDonald.......      12,000 (1)           2.82%             6.38          3/01/2006            31,083            72,517
                                6,300 (2)           1.48%             6.38          3/01/2004            11,065            24,488
James N. Harris..........      30,000 (1)           7.05%             6.94          5/13/2006            84,734           197,466
Michael E. Wiebe, Ph.D...       1,700 (2)           0.40%             6.38          3/01/2004             2,994             6,616
                               25,000 (3)           5.87%            12.00          8/04/2009               327           178,221
Patrick J. Spratt  ......      25,000 (3)           5.87%            12.00          8/04/2009               327           178,221
Sherry L. Rhodes.........       4,400 (2)           1.03%             6.38          3/01/2004             7,750            17,125
                               15,000 (3)           3.52%            12.00          8/04/2009               196           106,933

--------------

   (1) These options have a term of seven years and vest in 20% increments over five years beginning on the date of grant.

   (2) These options have a term of five years and vest 100% on the date of grant.

   (3) These options have a term of ten years and vest in 20% increments over five years beginning on the date of grant.

OPTION EXERCISES

       The following table provides information with respect to options exercised by the Named Executive Officers during 1999 and the number and value of unexercised options held by the Named Executive Officers as of December 31, 1999.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                          NUMBER OF SHARES
                                                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                          OPTIONS AT FISCAL              IN-THE-MONEY OPTIONS
                                                                             YEAR-END (#)              AT FISCAL YEAR-END ($)(1)
                              SHARES ACQUIRED          VALUE         ----------------------------    ----------------------------
NAME                          ON EXERCISE (#)    REALIZED ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                          ---------------    ---------------     -----------    -------------    -----------    -------------
Capers W. McDonald.......          67,453             284,652          212,178          28,000         $857,175          ---
James N. Harris..........           ---                 ---              ---            30,000           ---             ---
Michael E. Wiebe, Ph.D...           ---                 ---              7,700          49,000           ---             ---
Patrick J. Spratt........           ---                 ---              6,000          49,000           ---             ---
Sherry L. Rhodes.........           ---                 ---             12,400          47,000           ---             ---

----------
   (1) For the purposes of this calculation, value is based upon the difference between the exercise price and $5.72 per share, the closing price of the Corporation's common stock on December 31, 1999 as reported by Nasdaq Stock Market.

401(k) PLAN

       The Corporation maintains a retirement plan (the "401(k) Plan") intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The 401(k) Plan is a defined contribution plan that covers employees of the Corporation at least 21 years of age who have been employed by the Corporation for at least 90 days. Employees may contribute up to 15% of their annual wages (subject to an annual limit prescribed by the Code) as pretax, salary-deferred contributions. The Corporation may, in its discretion, match employee contributions up to a maximum of 6% of annual wages. The Corporation's contribution to the 401(k) Plan for the year ended December 31, 1999 was $256,732.06.

AUDIT COMMITTEE REPORT

       The Audit Committee reports as follows with respect to the audit of the Corporation's 1999 audited financial statements.

       - The Committee has reviewed and discussed the Corporation's 1999 audited financial statements with the Corporation's management;

       - The Committee has discussed with the independent auditors (PricewaterhouseCoopers LLP) the matters required to be discussed by SAS 61 which includes, among other items, matters related to the conduct of the audit of the Corporation's financial statements;

       - The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor's independence from the Corporation and its related entities) and has discussed with the auditors the auditors' independence from the Corporation; and

       - Based on review and discussions of the Corporation's 1999 audited financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Corporation's 1999 audited financial statements be included in the Corporation's Annual Report on Form 10-K.

AUDIT COMMITTEE CHARTER

       The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

       Mr. Louttit, Mr. Knafel and Ms. Hamilton, all of whom are members of the Audit Committee, are independent as recently defined by the applicable Nasdaq standards.

                                       AUDIT COMMITTEE

                                       GORDON J. LOUTTIT (Chairman)
                                       SIDNEY R. KNAFEL
                                       VICTORIA HAMILTON

COMPENSATION COMMITTEE REPORT

       The Compensation Committee of the Board of Directors determines the compensation paid to each of the Corporation's executive officers and administers the Amended and Restated BioReliance 1997 Incentive Plan.

EXECUTIVE COMPENSATION POLICY

       The primary objectives of the Corporation's executive compensation policy are:

       - to attract, motivate and retain talented executives by providing compensation that is competitive with the compensation paid to executives at comparable companies in the contract service organizations "CSO" industry and related service industries;

       - to maintain compensation levels that are consistent with the Corporation's financial objectives and operating performance;

       - to reinforce strategic financial and operating performance objectives through the use of annual incentive programs; and

       - to align the interests of executive officers and stockholders through bonuses based on the Company's performance and by providing equity compensation.

       The Compensation Committee reviews this policy annually and determines whether, in its judgment, the compensation levels of the Corporation's executive officers meet these stated objectives and serve the best interests of the Corporation and its stockholders. The Compensation Committee also reviews the Corporation's compensation policy in relation to the Corporation's financial performance, annual budgeted financial goals and its position in the industry.

COMPENSATION OF EXECUTIVE OFFICERS

       The Corporation's compensation program currently consists of base salary and incentive compensation (in the form of cash bonuses and/or stock options). In reviewing and setting executive compensation, the Compensation Committee reviews the annual compensation packages of its executive officers in light of the Corporation's executive compensation policy for that year. In addition to corporate performance, the Committee considers the level of experience and responsibilities of each executive officer as well as the personal contributions a particular individual may make to the success of the Corporation. Factors such as leadership skills, analytical skills and organizational development are important qualitative factors. No relative weight is assigned to these qualitative factors, which the Committee applies subjectively.

       BASE SALARY. The Corporation strives to offer competitive base salaries in comparison to the local market, CSO industry, and other related service industry practices. In determining whether an increase in base salary for executive officers was appropriate for fiscal 1999, the Compensation Committee considered the salary ranges of industry competitors, each executive officer's experience generally and with the Corporation specifically, and each executive's contributions to the Corporation. For fiscal 1999, Dr. John McEntire, Dr. Michael Wiebe and Sherry Rhodes each received a 6% salary increase. Dr. Raymond Cosgrove received a 7% salary increase.

       During 1999, one of the Corporation's executive officers resigned, and two others resigned in January 2000 and March 2000, respectively. The Corporation hired one new executive officer, James Harris, as its Vice President, Marketing and Client Services, in May 1999. In setting a base salary for Mr. Harris, the Committee took into account the salary ranges of industry competitors, his prior experience and expected contribution to the Corporation, and the relative importance of his position in terms of achieving corporate objectives.

       INCENTIVE COMPENSATION. The Compensation Committee believes that incentive compensation for executive officers should be primarily linked to the Corporation's operating performance. Incentive compensation may consist of cash bonuses and/or equity compensation.

           Cash Bonuses. Executive officers may receive cash bonuses based on
           (1) the Corporation's actual performance during the fiscal year compared to the financial targets approved by the Board of Directors through the annual plan and budget, as well as subsequent internal projections and (2) their individual contribution toward achieving these performance goals. Each executive officer received a bonus for fiscal year 1999.

           Equity Compensation. Executive officers are eligible to receive stock options or other equity-based awards under the Amended and Restated BioReliance 1997 Incentive Plan. It is the Compensation Committee's policy to award stock options to each executive officer when he or she joins the Corporation. Thereafter, the Compensation Committee, at its discretion, makes periodic grants to reward the performance of executive officers and to provide incentives for future performance. Although executive officers may receive stock options or other equity awards based on the Corporation's financial performance, as well as on his or her individual performance, there is no established formula or criteria for grants under the Amended and Restated BioReliance 1997 Incentive Plan, and options or other awards may be granted on a subjective basis at intervals determined by the Compensation Committee. Options are generally granted for a term of seven years and, with some exceptions, vest in 20% increments over five years.

       During 1999, the Compensation Committee granted incentive stock options to purchase 30,000 shares of common stock at an exercise price of $6.94 to Mr. Harris upon his joining the Corporation. These options have a term of seven years and vest in 20% increments over five years.

       As of August 1, 1999, the Compensation Committee approved special grants of non-qualified stock options to purchase shares of common stock to its executive officers in the following amounts: Dr. Cosgrove, 2,500; Dr. McEntire, 2,000; Ms. Rhodes, 15,000; Mr. Spratt, 25,000 and Dr. Wiebe, 25,000. These
options had exercise prices of $12.00 per share, a five year vesting period and a ten year term. The Compensation Committee granted these stock options to motivate executive officers to work toward improving the Corporation's financial results. These options were granted at exercise prices in excess of the fair market value of the Corporation's common stock on the date of grant. Thus, the value of the stockholders' investment in the Corporation must appreciate before an executive officer receives any financial benefit from these option grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

           The Committee believes that the compensation of the Chief Executive Officer is consistent with the above policies concerning executive compensation and appropriately reflects the Corporation's financial objectives and operating performance.

       Base Salary. The Compensation Committee increased Mr. McDonald's base salary from $286,000 in 1998 to $300,000 in 1999. The Compensation Committee determined, on a subjective basis, that this base salary was appropriate, considering market conditions and competitive compensation levels. In addition, Mr. McDonald's 1999 compensation package was subject to the same specific qualitative performance criteria as other executive officers of the Corporation.

       Cash Bonus. Mr. McDonald received a cash bonus for fiscal 1999 of $20,000, which was determined based on the Corporation's sequential improvement in performance during fiscal 1999.

       Equity Compensation. As of March 1, 1999, the Compensation Committee awarded Mr. McDonald incentive stock options to purchase 12,000 shares of the Corporation's common stock. These incentive stock options have a term of seven years and vest in 20% increments over five years beginning on the date of grant. As of March 1, 1999, the Compensation Committee also awarded Mr. McDonald a special grant of fully vested non-qualified stock options to purchase 6,300 shares of the Corporation's common stock. These options have a term of five years.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

       Under Section 162(m) of the Internal Revenue Code, a public company may not deduct more than $1 million in compensation paid to one of its senior executive officers, unless the excess amount is performance-based compensation satisfying certain rules. The Corporation's stock option plans are designed to qualify under the performance-based compensation requirements of this provision. Due to current salary levels and anticipated bonus targets, the Committee believes that it is unlikely that application of Section 162(m) will prevent the Corporation from claiming a deduction for the amount of compensation paid to senior executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In May 1999, the Corporation loaned $100,000 to James Harris, its Vice President of Sales and Marketing. The promissory note evidencing the loan bears interest at a rate of 5.5% per annum and has a term of five years. The Corporation has agreed to forgive the loan in four equal portions of $25,000 per year, plus accrued interest, beginning on the first anniversary date of the loan, as long as Mr. Harris continues to be employed by the Corporation. In the event Mr. Harris voluntarily terminates his employment, or is terminated by the Company for cause, during the term of the loan, he will be required to repay any unforgiven portions of the loan to the Corporation on a pro rata basis annually. Mr. Harris is responsible for any income tax liability resulting from the loan. The loan may be prepaid in whole or in part at any time without premium or penalty.

                                          COMPENSATION COMMITTEE

                                          WILLIAM J. GEDALE (Chairman)
                                          SIDNEY R. KNAFEL
                                          LEONARD SCHERLIS, M.D.

                          STOCK PRICE PERFORMANCE GRAPH

       The graph below compares the yearly percentage change in the cumulative total stockholder return on the Corporation's common stock based on the market price of the common stock against the cumulative total return on the Nasdaq Composite Index, the Nasdaq Health Services Index and the Corporation's former peer group (the "Former Peer Group") for the period commencing on July 29, 1997, the first day of public trading after the Corporation's initial public offering, and ending December 31, 1999. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on July 29, 1997 in each of BioReliance Corporation (at the closing price for the day), the Nasdaq Composite Index and the Nasdaq Health Services Index.

       The Corporation has changed its peer group to the Nasdaq Health Services Index because it believes that the companies in the Former Peer Group no longer provide a meaningful comparison for investors in light of acquisitions and changes in business segment emphasis involving these companies. The Nasdaq Health Services Index is a relevant and readily available third-party index that is used by several of the companies comprising the Former Peer Group and other companies in the Corporation's industry.

       The Former Peer Group is comprised of Applied Analytical Industries; Chesapeake Biological Laboratories, Inc.; Clintrials Research, Inc.; Collaborative Clinical Research, Inc.; Genzyme Transgenics Corp.; Parexel International Corp.; Pharmaceutical Product Development, Inc.; Premier Research Worldwide, Ltd.; and Qiagen NV.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
           BIORELIANCE CORPORATION, THE NASDAQ HEALTH SERVICES INDEX,
                THE NASDAQ COMPOSITE INDEX AND FORMER PEER GROUP

                                   [CHART]

                                                                               CUMULATIVE TOTAL RETURN
                                                          ----------------------------------------------------------------
                                                              7/29/97          12/31/97        12/31/98        12/31/99
                                                              -------          --------        --------        --------
      BIORELIANCE CORPORATION                BREL             100.00            124.32           43.24           30.91
      NASDAQ HEALTH SERVICES INDEX                            100.00             97.21           82.37           66.79
      NASDAQ COMPOSITE INDEX                                  100.00            100.47          141.55          257.31
      FORMER PEER GROUP                                       100.00             82.71           87.77          112.68

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Under U.S. securities laws, directors and certain executive officers and persons holding more than 10% of BioReliance's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports, and BioReliance must identify in this Proxy Statement those person who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission, the Corporation believes all person subject to reporting filed the required reports on time in 1999.

                              STOCKHOLDER PROPOSALS

       In order for proposals of stockholders to be considered for inclusion in the proxy statement for the 2001 Annual Meeting of Stockholders of the Corporation, which is now scheduled to be held on May 16, 2001, such proposals must be received by the Corporate Secretary of the Corporation by December 11, 2000.

       The Corporation's bylaws require stockholders to provide advance written notice of director nominations and other proposals to be considered at a meeting of the stockholders. Under the bylaws, in order for director nominations or other proposals to be considered at the 2001 Annual Meeting of Stockholders, they must be delivered the Corporate Secretary of the Corporation not less than 60 nor more than 90 days before the date of the preceding year's annual meeting, or by March 17, 2001 but no sooner than February 15, 2001. The written notice required for director nominations and other proposals must contain certain information about the stockholder making the nomination or proposal, as well as information about the director nominee or proposal, as the case may be.

                                   PROPOSAL II
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

       The Board of Directors has selected PricewaterhouseCoopers to serve as the Corporation's independent auditors for the current year. A proposal to ratify the appointment of PricewaterhouseCoopers will be presented at the Annual Meeting. A representative of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and respond to any questions that might arise. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is necessary to ratify the appointment of PricewaterhouseCoopers. The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers as the Corporation's independent auditors.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL II.

                                  MISCELLANEOUS

       The person giving a proxy has the power to revoke it at any time before it is exercised. All shares represented by proxies received in time to be counted at the Annual Meeting will be voted.

       Management knows of no business to be brought before the Annual Meeting of Stockholders other than as set out above. If other matters properly come before the meeting, it is the intention of the persons named in the solicited proxy to vote such proxy thereon in accordance with their judgment.

       Even if you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly. If you attend the meeting, the proxy will be voided at your request and you can vote in person. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

                                        By Order of the Board of Directors

                                        /s/ CAPERS W. MCDONALD
                                        Capers W. McDonald
                                        President and Chief Executive Officer

                                                                       EXHIBIT A

                             BIORELIANCE CORPORATION

                             AUDIT COMMITTEE CHARTER

MISSION STATEMENT

The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reporting process, the system of internal control, the audit process and the company's process for monitoring compliance with laws and regulations. The Committee will provide an open avenue of communication with the Board of Directors, management and the external auditors. To achieve these objectives the Committee will obtain an understanding of the Company's business, operations, risks, and any other issues that may affect the financial reporting process. Except as restricted by law, the Company's Articles of Incorporation or its By-Laws, the Audit Committee shall have and may exercise all authority that is vested in the Board of Directors with respect to the Company's financial reporting, risk management, internal controls and auditing.

ORGANIZATION

- The Committee will consist of at least three outside members of the Board of Directors appointed by the Chairman of the Board. The General Counsel will serve as Secretary of the Committee.

- The Committee will meet at least quarterly with management of the Finance and Accounting department. The independent auditors, the CEO, or others may be invited to attend at the discretion of the Committee.

ROLES AND RESPONSIBILITIES

INTERNAL CONTROLS

- Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all individuals possess an understanding of their roles and responsibilities.

- Understand the status of recommendations made by the external auditors and the implementation of those recommendations, as appropriate.

- Ensure that the independent auditors inform the Committee of fraud, illegal acts, deficiencies in internal controls and any other matters they deem appropriate.

                                                                       EXHIBIT A
FINANCIAL REPORTING

- Review significant accounting and reporting issues and the impact of new pronouncements on the financial statements.

- Review issues involving management's judgement such as in the valuation of assets and liabilities.

- Review the annual and quarterly financial statements for completeness and consistency with particular attention to complex and unusual items.

- Review other information in the annual report such as the MD&A for adequacy and consistency.

- Meet with management and the external auditors to review the financial statements, results of the audit and any internal control recommendations.

COMPLIANCE WITH LAWS AND REGULATION

- Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of any investigation and follow-up on any fraudulent acts or accounting irregularities.

- Review the findings on any examinations by regulatory agencies, including the Food and Drug Administration and the Securities and Exchange Commission.

- Obtain satisfaction that all regulatory compliance matters have been considered in the preparation of the financial statements.

INTERNAL AUDIT

- Review the objectives, activities and effectiveness of the internal audit function (whether performed by in-house employees or out-sourced).

EXTERNAL AUDIT

- Inquire as to the auditors' independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

- Inquire as to whether the auditors view management's choices of accounting principles as conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles reflect the majority or minority practice.

                                                                      EXHIBIT A

- Oversee the external audit coverage including engagement letters, estimated fees, and review of any non-audit services performed by the auditors.

- Review the proposed audit scope and approach prior to commencement of work by the auditors to ensure completeness of coverage and effective use of resources.

- Review the performance of the auditors and recommend their appointment on an annual basis.

- Review any serious difficulties or disputes with management encountered during the audit, as well as any other matters required to be communicated to the Audit Committee under generally accepted auditing standards.

OTHER RESPONSIBILITIES

- Meet with external auditors, internal auditors, and management in separate executive sessions, as needed to discuss any matters that the committee or these groups believe should be discussed privately.

- Review with legal counsel any legal or regulatory matters that could have a significant impact on the Company's financial statements.

-      Perform other oversight functions as requested by the full Board.

- The committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and shall be empowered to retain legal counsel, accountants, or others to assist in the conduct of any investigation.

REPORTING RESPONSIBILITIES

- The Committee will regularly update the Board of Directors as to its activities and make recommendation for action, as it deems appropriate.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                            BIORELIANCE CORPORATION

                                  MAY 17, 2000







             \/ Please Detach and Mail in the Envelope Provided \/

                         _
A [X] PLEASE MARK YOUR  |                                                                                                |
      VOTES AS IN THIS                                                                                                   |
      EXAMPLE.                                                                                                           |____

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

                       FOR     WITHHELD                                                                        FOR  AGAINST  ABSTAIN
  1. Election of two   [ ]       [ ]       NOMINEES:  Sidney R. Knafel      2. To ratify the appointment of    [ ]    [ ]      [ ]
     Class III                                        Capers W. McDonald       PricewaterhouseCoopers LLP as
     Directors to                                                              the independent auditors for
     serve three-year terms, expiring in 2003.                                 the fiscal year ending
                                                                               December 31, 2000.
  For all nominees except as noted below.
                                                                            3. To transact such other business as may properly come
                                                                               before the meeting.
  ---------------------------------------------------
                                                                            PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN
                                                                            PROMPTLY IN THE ENCLOSED ENVELOPE.










Signature___________________________________  Date:______________  Signature___________________________________  Date:______________

NOTE: Please date and sign exactly as your name appears herein. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.

                            BIORELIANCE CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints James N. Harris and James R. Stock, and each of them, his or her true and lawful agents and proxies, with full power of substitution, to vote all of the shares of Common Stock, par value $.01, of BioReliance Corporation, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 17, 2000, at 10:00 A.M., local time, to be held at 14920 Broschart Road, Rockville, Maryland 20850, and at an adjournment thereof, on all matters coming before the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)